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EXHIBIT 3.1

                                STATE OF NEVADA

ROSS MILLER                                                    SCOTT W. ANDERSON
                                  OFFICE OF THE
                               SECRETARY OF STATE


                             FILING ACKNOWLEDGEMENT

                                                                  April 27, 2007

JOB NUMBER                    CORPORATION NUMBER
C20070427-0665                E0296662007-5

FILING DESCRIPTION            DOCUMENT FILING NUMBER        DATE/TIME OF FILING
Articles of Incorporation     20070292846-50                April 27, 2007
                                                            09:20:35 AM

CORPORATION NAME                   RESIDENT AGENT

FMN MERGER CO.                     NATIONAL CORPORATE RESEARCH LTD.




The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.


                                                  Respectfully,

                                                  /s/ Ross Miller

                                                  ROSS MILLER
                                                  Secretary of State

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                               SECRETARY OF STATE
                                STATE OF NEVADA

                               CORPORATE CHARTER

i, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that FMN MERGER CO., did on April 27, 2007, file in this office the original Articles of Incorporatio; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 27, 2007


[seal here]                        /s/ Ross Miller
                                   ROSS MILLER
                                   Secretary of STate

                                   By

                                   /s/ signature
                                   Certification Clerk

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ARTICLES OF INCOPORATION
                               -------------------------------------------------
                               Filed in the office of   |   Document Number
                               /s/ Ross Miller          |   20070292846-50
                               Ross Miller              |   Filing Date and Time
                               Secretary of State       |   04/27/2007 9:20 PM
                               State of Nevada          |   Entity Number
                                                        |   E0296662007-5
                               -------------------------------------------------

1. Name of Corporation:
     FMN MERGER CO.

2. Resident Agent:
     National Corporate Research, Ltd.
     202 South Minnesota Street
     Carson City, Nevada 89703

3. Shares:
     Number of shares with par value: 110,000,000
     Par value per share: .0001
     Number of shares without par value: 0

4. Names and Addresses of the Board of Directors:
     Justin F. Beckett
     c/o Fluid Audio Network, Inc.
     5813-A Uplander Way
     Culver City, Ca 90230

     Hank L. Torbert
     c/o Fluid Audio Network, Inc.
     5813-A Uplander Way
     Culver City, Ca 90230

5. Purpose:
     The purpose of this Corporation shall be

6. Name, Address and Signature of Incorporator:
     Jenny Chen-drake, Esq.        /s/ Jenny Chen-Drake
     c/o Nixon Peabody LLP
     555 W. Fifth St. 46th Floor
     Los Angeles, CA 90013

7. Certificate of Acceptance:
     I hereby accept appointment as Resident Agent for the above named corporation.

     /s/ Richard Arthur
     ---------------------------
     Richard Arthur, Asst. Secretary
     Date: 4/25/2007

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                            ARTICLES OF INCORPORATION

                                       OF

                                 FMN MERGER CO.

             (Pursuant to Chapter 78 of the Nevada Revised Statutes)

     1. The name of the corporation is FMN Merger Co. (the "Corporation").

     2. The address of its registered office in the State of Nevada is 202 South Minnesota Street, Carson City, Nevada 89703. The name of its registered agent at such address is National Corporate Research, Ltd.

     3. The Corporation is being established for the transaction of any lawful business, or to promote or conduct any legitimate object or purpose, pursuant and subject to the requirements of Chapter 78 of the Nevada Revised Statutes (the "NRS").

     4. The Corporation is to have perpetual existence.

     5. The total number of shares of capital stock which the Corporation shall have authority to issue is: one hundred ten million (110,000,000). These shares shall be divided into two classes with one hundred million (100,000,000) shares designated as common stock at $0.0001 par value (the "Common Stock") and ten million (10,000,000) shares designated as preferred stock at $0.0001 par value (the "Preferred Stock").

     The Preferred Stock of the Corporation shall be issued by the Board of Directors of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

     The Board of Directors of the Corporation shall be entitled to amend the designation of class or series, the number of the class or series and the voting powers, designations, preferences, limitations, restrictions and relative rights of any class or series established by the Board of Directors without the requirement of the approval of the stockholders of the Corporation.

     Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

     6. The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

     7. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a

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                                       -2-


knowing violation of law, (iii) pursuant to 78.138 of the NRS, or (iv) for any transaction from which the director derived an improper personal benefit. If the NRS hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended NRS. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     8. The Corporation shall indemnify, to the fullest extent permitted by
78.7502 of the NRS, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

     9. The name and mailing address of the incorporator is Jenny Chen-Drake, c/o Nixon Peabody LLP, 555 West Fifth Street, 46th Floor, Los Angeles, CA 90013.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 25th day of April, 2006.


                                        By:______________________________
                                              Jenny Chen-Drake
                                              Incorporator